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UNUM Corporation and Subsidiaries
Form 10-Q
March 31, 1997

EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549



We are aware that our report dated April 23, 1997, except for Note 5 for which the date is May 9, 1997, on our review of interim financial information of UNUM Corporation for the three month periods ended March 31, 1997, and 1996, and included in the Company's quarterly report on Form 10-Q for the quarters then ended is incorporated by reference in the following Registration
Statements:

  o Form S-8 No. 33-31270 pertaining to the UNUM Employees Retirement Savings Plan and Trust

  o  Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock Option Plan

  o  Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock Incentive Plan

  o  Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock Incentive Plan

  o  Form S-3 No. 33-36873

  o  Form S-3 No. 33-69132

  o Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 33-55870

  o  Form S-3 No. 333-08187

Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by accountants within the meaning of Sections 7 and 11 of that Act.


/s/ COOPERS & LYBRAND  L.L.P.